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                                                                  EXHIBIT (c)(1)

                         FORM OF DISTRIBUTION AGREEMENT

         THIS AGREEMENT, entered into as of this _____ day of ____________, 2003 is among FARMERS NEW WORLD LIFE INSURANCE COMPANY ("Farmers"), on behalf of itself and FARMERS VARIABLE LIFE SEPARATE ACCOUNT A (the "Separate Account"), a separate account established by Farmers, and WM FUNDS DISTRIBUTOR, INC. (the "Distributor").

                                   WITNESSETH:

         WHEREAS, Farmers has established the Separate Account by resolution of its Board of Directors on its books of account, for the purpose of supporting variable life insurance contracts; and

         WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") (File No. 811-09507); and

         WHEREAS, certain flexible premium variable life insurance contracts identified in Attachment A hereto ("Contracts") to be issued by Farmers and funded through the Separate Account are registered with the Commission under the Securities Act of 1933 (the "1933 Act") for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

         WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), proposes to act as a principal underwriter and distributor on a non-exclusive agency basis in the marketing and distribution of the Contracts; and

         WHEREAS, Farmers desires to obtain the services of the Distributor as distributor of said Contracts issued by Farmers and funded through the Separate Account;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Farmers, the Separate Account and the Distributor hereby agree as follows:

1. The Distributor will serve as distributor on a non-exclusive agency basis for the Contracts, which will be issued by Farmers through the Separate Account. Farmers shall make the Contracts available to the Distributor for distribution pursuant to this Agreement. The Distributor represents that it will actively engage in its duties under this Agreement on a continuous basis while the registration statements with respect to the Contracts (the "Registration Statements") (or any other registration statements filed and declared effective in lieu thereof) remain effective with respect to the Contracts. It is understood that the Distributor has no present intention of engaging in sales of the Contracts on a retail basis and intends to restrict its distribution activities to wholesaling activities.

2. The Distributor and Farmers agree that Separate Account will invest amounts attributable to the Contracts solely in shares of the investment companies set forth under Attachment

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         F, which may be amended from time to time by mutual consent of the
         Distributor and Farmers. Farmers acknowledges that the Distributor will not ordinarily consent to the addition to Attachment F of investment companies for which an affiliate of the Distributor does not serve as investment adviser, absent additional fees to the Distributor.

3. Except in connection with an indemnity obligation under Section 25 of this Agreement, the Distributor shall not expend, nor contract for the expenditure of, the funds of Farmers except as expressly provided for by this Agreement. The Distributor shall not possess or exercise any authority on behalf of Farmers other than that expressly conferred on the Distributor by this Agreement.

4. The Distributor will, either directly or through an affiliate approved by Farmers, provide on a continuing basis information and marketing assistance to duly authorized, licensed and appointed insurance agents and broker-dealers who have entered into a selling agreement as contemplated by Section 5 of this Agreement.

5. The Distributor shall be responsible for its compliance, in connection with its duties as distributor of the Contracts under this Agreement, with the requirements of: (a) the 1934 Act; (b) any state securities laws to the extent broker-dealer registration requirements imposed thereby are applicable to it in performing such duties; (c) the NASD filing requirements with respect to any advertisements and sales literature for the Contracts, regardless of which person prepared such material (provided that any such material that was not prepared by the Distributor has been provided to the Distributor for filing) (d) all applicable state insurance laws and regulations; and (e) any other applicable federal or state law, rule or regulation. In the event that the Distributor should determine that compliance with applicable state insurance laws so requires and so notifies Farmers, Farmers shall appoint and maintain the appointment of the Distributor as necessary or appropriate for the Distributor to engage in the offer and sale of the Contracts during the term of this Agreement, and in that regard shall appoint any individuals associated with the Distributor and designated by the Distributor as agents acting on its behalf, provided, however, that Farmers reserves the right to refuse to appoint any such person or renew any such appointment or to terminate an appointment, consistent with its duties and responsibilities under applicable insurance law. Farmers shall be responsible for the payment of all fees for state insurance appointments for the Distributor and its associated persons and the making of all filings required to effect such appointments during the term of this Agreement. Moreover, the Distributor shall conduct its affairs in accordance with the rules of the NASD (the "NASD Rules").

6. The Distributor may recruit selling firms interested in offering the Contracts ("Retailers"). The Distributor shall not recommend a Retailer for a selling agreement unless the Distributor first conducts a background investigation and determines that the Retailer meets the standards established jointly by Farmers and the Distributor. The Distributor shall provide Farmers with a written list of Retailers that meet such standards for appointment. The Distributor and Farmers may jointly enter into selling agreements with Retailers to sell the Contracts. Any such selling arrangement is expressly made subject to this Agreement. Farmers shall take all actions necessary to effect the appointment of such registered sales representatives of such Retailers as may from time to time be

                                       2

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         identified to Farmers by the Distributor as qualified to serve as insurance agents of Farmers, provided, however, that Farmers reserves the right, in its reasonable discretion, to refuse to appoint any such person or renew any such appointment or to terminate any appointment, consistent with its duties and responsibilities under applicable law.

7. Both parties acknowledge their intention that all sales of the Contracts by Retailers be made in accordance with suitability standards, including those established by law, rule or regulation, as well as any standards that may be established by mutual agreement of the Distributor and Farmers from time to time.

8.       Warranties.

         (a)      Farmers represents and warrants to the Distributor that:

                  (i) The Registration Statement on Form S-6 for the Contracts (as converted to Form N-6 as described below, the "Registration Statement") has been filed with the Commission in the form previously delivered to the Distributor. Farmers intends to convert the Registration Statement to Form N-6 by May 1, 2003, as required by the Commission. Farmers agrees that it shall forward to the Distributor copies of any and all amendments to the Registration Statement, together with any voting instruction solicitation material and other documents relating to the Separate Account or the Contracts, at the time that they are filed with the Commission;

                  (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, and the prospectus and statement of additional information when and as required, constituting part of the Registration Statement (the "Prospectus") will, at all times, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Farmers by the Distributor expressly for use therein;

                  (iii) Farmers is validly existing as a stock life insurance company in good standing under the laws of the state of Washington, with power (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of other jurisdictions in which it owns any property, or conducts any business, so as to require such qualification. Farmers is in compliance in all material respects with the insurance laws, rules and regulations in those states in which it conducts business and will remain in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all laws, rules and regulations listed on Attachment D, as it may be amended

                                       3

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                           from time to time by mutual agreement of the parties.
                           The omission of a reference to a law, rule or regulation in this Agreement shall not be deemed to be acknowledgement by any party that such law, rule or regulation does not apply to Farmers;

                  (iv) The Contracts to be issued through the Separate Account and offered for sale by the Distributor on behalf of Farmers hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law;

                  (v) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Farmers is a party or by which Farmers or any of its properties is bound, Farmers' charter as a stock life insurance company or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Farmers or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Farmers of the transactions contemplated by this Agreement, except such as will not have a materially adverse effect on Farmers' performance of this Agreement and the consummation by Farmers of the transactions contemplated herein;

                  (vi) There are no material legal or governmental proceedings pending to which Farmers or the Separate Account is a party or of which any property of Farmers or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Farmers, if determined adversely to Farmers, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Farmers.

                  (vii) Farmers shall submit to the Distributor or its designee such reports, materials or data, in such form and signed by such of its officers as the Distributor may reasonably request for the purpose of complying with any applicable federal or state law or regulation; and

                  (viii) Farmers is in compliance in all material respects with all applicable federal, state and self-regulatory organization laws, rules and regulations, including, without limitation, all laws, rules and regulations listed on Attachment D, as it may be amended from time to time by mutual consent of Farmers and the Distributor.

         (b)      The Distributor represents and warrants to Farmers that:

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                  (i)      Distributor is validly existing as a corporation in
                           good standing under the laws of the State of Washington, with power (corporate or otherwise) to own its properties and conduct its business as a broker-dealer in securities and has been duly qualified for the transaction of such business and is in good standing under the laws of each other jurisdiction in which it owns any property, or conducts any business, so as to require such qualification.

                  (ii) It is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and a member in good standing of the NASD, and, where required, is duly registered under and is in compliance in all material respects with the securities laws, rules and regulations in those states in which it conducts business as a broker-dealer and will remain in compliance in all material respects with all applicable federal, state and self-regulatory organization laws, rules and regulations, including, without limitation, all laws, rules and regulations listed on Attachment D, as it may be amended from time to time by mutual agreement of the parties. The omission of a reference to a law, rule or regulation in this Agreement shall not be deemed to be acknowledgement by any party that such law, rule or regulation does not apply to the Distributor;

                  (iii) To the extent that any statements or omissions made in the Registration Statement, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Farmers by the Distributor expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor or any of its properties is bound, the Distributor's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Distributor of the transactions contemplated by this Agreement;

                  (v) There are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by the

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                           Distributor, if determined adversely to the
                           Distributor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor.

                  (vi) The Distributor shall submit to Farmers or its designee such reports, materials or data, in such form and signed by such of its officers as Farmers may reasonably request for the purpose of complying with any applicable federal or state law or regulation; and

                  (vii) The Distributor has developed and implemented a written anti-money laundering program that is in compliance with the requirements imposed by NASD Rule 3011 with regard to sales of the Contracts.

9. Farmers, as agent for the Distributor, shall keep the books and records listed in Attachment G in a manner and form prescribed by Distributor. Farmers acknowledges that such books and records are the property of Distributor and shall make such books and records available for inspection by the Distributor and any regulator with jurisdiction over the Distributor.

10. The Distributor shall use reasonable efforts to provide support to Retailers to facilitate the offering and selling of the Contracts. Such support shall include, but not be limited to, the activities set forth in Attachment B.

11. Farmers, at no cost to the Distributor, shall use best efforts to provide quality service for the owners of the Contracts, including providing policyholder support, administering the Contracts and printing and mailing to existing Contract owners semi-annual and annual reports of the management investment companies that serve as underlying funding vehicles for the Contracts, customer statements and other communications and the Prospectus. Farmers shall be responsible for issuing the Contracts and for administering the Contracts and the Separate Account. Farmers' administrative and record-keeping responsibilities shall include those set forth on Attachment C hereto. Subject to the Distributor's approval, which shall not be unreasonably withheld, Farmers reserves the right to delegate the duties set forth in Attachment C to a third party administrator, provided, however, that such delegation shall not relieve Farmers of any of its responsibility for the performance of such duties in accordance with this Agreement and Farmers shall ensure that the third party administrator has undertaken in writing to comply with the provisions of Section 29 of this Agreement. Farmers shall also be responsible for printing and providing to Distributor all prospectuses (including the prospectuses for investment companies serving as underlying funding vehicles for the Contracts). Farmers shall not provide any investment advice to any owner of the Contract. Farmers and the Distributor will establish mutually agreeable customer service standards, including, without limitation, a quarterly review process.

12.      Authorized Marketing Materials.

         (a) Subsequent to having been notified in writing by Farmers to commence offers and sales of the Contracts, the Distributor, in connection with its distribution activities hereunder, will utilize no Prospectus purporting to meet the requirements of

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                  Section 10(a) of the 1933 Act other than the one so designated by Farmers. As to other types of sales material used in connection with its distribution activities, the Distributor agrees that it will provide to Retailers only such sales materials as have been authorized in writing for use by Farmers, and only for the period so authorized, and which (except for Registration Statements, Prospectuses, Statements of Additional Information and other sales materials that the Distributor has determined are not required to be filed with the NASD) have been filed by the Distributor with the NASD. Farmers has the right to recall sales materials from use at any time by notice to the Distributor. If sales materials are recalled by Farmers, Distributor will promptly cease to use such sales materials and will notify Retailers to promptly cease to use and to destroy any unused materials. The Distributor shall promptly furnish to Farmers copies of any letters from the NASD requesting changes in any sales materials used or to be used in connection with its distribution activities hereunder, and shall not, after receipt of such a letter, use such sales materials until Farmers shall have approved (or re-approved, as applicable) their use in writing. For purposes of this Agreement, the phrase "sales material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic communications, the Internet or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article whether in electronic or paper form), Registration Statements, Prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

         (b) The Distributor will not distribute any Prospectus, sales material, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, any of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (c) Farmers, at no cost to the Distributor, shall be responsible for developing (with the assistance of the Distributor) and printing all sales materials to be used in connection with the offer and sale of the Contracts and providing such materials to Distributor. Farmers shall not give any information or make any statements about the Distributor or its affiliates in connection with the sale of Contracts except with the express written permission of the Distributor. Farmers agrees that it shall file such sales materials with any insurance regulatory authorities as required.

13. Expenses of providing sales presentations, mailings, advertising and any other marketing efforts conducted in connection with the distribution or sale of the Contracts shall be borne by Farmers.

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14.      Farmers, acting as agent for and on the instructions of Distributor, shall send a written confirmation to the Contract owner for each transaction for which a written confirmation is required. Such written confirmation shall be sent on the occasions, within the timeframe, and in a form and manner that both Farmers and Distributor reasonably believe complies with the 1934 Act.

15. Compensation for the services performed in accordance with Section 10 and Attachment B hereof will be calculated, pursuant to the terms and conditions in Attachment E, as a percentage of premiums paid to Farmers on account of Contracts issued upon applications procured through Retailers in accordance with this Agreement. After the Initial Termination Date, all compensation payable to the Distributor hereunder shall cease, except as provided in Section 23 of this Agreement. Attachment E may be amended by mutual consent of the parties. Such amendment shall apply only to applications dated after the effective date of such amendment, provided, however, that Farmers reserves the right to apply such amendment with respect to all subsequent premiums and renewal premiums received after the effective date of such amendment. In the event the Distributor is disqualified from continued registration with the NASD, Farmers shall not be obligated to pay commissions, fees or additional compensation pursuant to this Agreement, the payment of which would represent a violation of NASD rules.

16. The Distributor makes no representations or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder.

17. It is understood and agreed that the Distributor may render similar services or act as a distributor or dealer in the distribution of other variable contracts.

18. Farmers will ensure that the Contracts are continuously registered under the Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and will file for approval under state insurance laws when necessary.

19. Farmers reserves the right at any time to suspend or limit the public offering of the subject Contracts.

20.      Farmers agrees to advise the Distributor immediately of:

         (a) any request by the Commission (i) for amendment of the Registration Statement, or (ii) for additional information that Farmers determines is material to the Distributor;

         (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

         (c) the happening of any material event, if known, which makes untrue any material statement made in the Registration Statement or which requires the making of a change therein in order to make any material statement made therein not misleading.

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21.      Farmers and the Distributor shall each consult and cooperate fully with the other in connection with any federal or state regulatory examination, including any securities regulatory investigation, or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In the case of a written customer complaint, Farmers and the Distributor will each consult with the other in connection with investigating such complaint and any response by a party to this Agreement to such complaint will be sent to the other parties to this Agreement for approval not less than two Business Days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. Without limiting the foregoing, each party shall notify the other parties of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by such party with respect to any other party, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract, within five Business Days of receipt of such complaint or notice.

22. Neither party may assign its obligations under this Agreement without the prior written consent of the other. The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.

23 This Agreement shall terminate, without the payment of any penalty by either party:

         (a) at the option of Farmers, upon 60 days' advance written notice to the Distributor; or

         (b) at the option of the Distributor upon 60 days' advance written notice to Farmers; or

         (c) at the option of either party upon institution of formal proceedings against the other party by the NASD, the Commission or any state securities or insurance regulator; or

         (d) at the option of either party, if the other party or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) violates the conditions of this Agreement.

         Notwithstanding the foregoing, the Distributor shall continue to serve as distributor with respect to additional investments made under any Contracts that are outstanding as of the date of any termination (the "Initial Termination Date"), although it shall be under no obligation to serve as distributor with respect to any other Contracts or investments thereunder. After the Initial Termination Date, the Distributor shall not be obligated to "actively engage" in distribution efforts or provide marketing assistance except as may otherwise be agreed by the parties. This continuation shall extend to the earlier of the first date on which no Contracts are outstanding or a date mutually agreed to by the Parties (the "Final Termination Date"). The parties agree to cooperate and give

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         reasonable assistance to each other in establishing a Final Termination
         Date following the Initial Termination Date.

24. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing. Notices shall be delivered as follows:

                  if to Farmers or the Separate Account:
                        Farmers New World Life Insurance Company
                        3003 - 77th Avenue, S.E.
                        Mercer Island, Washington 98040
                        Attention: C. Paul Patsis, President
                        Facsimile: (206) 236-6519

                  with a copy to:
                        M. Douglas Close
                        Vice President and General Counsel
                        Farmers New World Life Insurance Company
                        4680 Wilshire Boulevard
                        Los Angeles, California 90010
                        Facsimile: (323) 964-8093

                        and

                        James P. Brennan, Sr.,
                        Senior Corporate Counsel
                        Farmers New World Life Insurance Company
                        4680 Wilshire Boulevard
                        Los Angeles, California 90010
                        Facsimile: (323) 964-8093

                  if to the Distributor:
                        WM Funds Distributor, Inc.
                        12009 Foundation Place, Suite 350
                        (Mailstop: 9002FDCA)
                        Gold River, CA 95670
                        Attention: Sandra Cavanaugh
                        Facsimile: (916) 294-2488

                  with a copy to:
                        Leslie Harrison
                        Washington Mutual Legal Department
                        17901 Von Karman Ave.
                        5th Floor, 4812LGCA
                        Irvine, CA 92614
                        Facsimile (949) 833-4150

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                  and, with respect to any consultation or notice required under
                  Section 21 of this Agreement, to
                        Alex Ghazanfari
                        WM Financial Services
                        1201 Third Avenue, 22nd Floor
                        Mail stop WMT 2220
                        Seattle, WA 98101
                        Facsimile (206) 490-2258

25.

         (a) Farmers shall indemnify and hold harmless the Distributor and each of its officers and directors and each person, if any, who controls the Distributor within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other written sales material prepared by Farmers which is utilized by the Distributor in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement, Prospectus and SAI), or in the case of such other sales material, necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (2) Farmers' negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of Farmers' representations and warranties hereunder) and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Farmers will not be liable in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus or any other sales material in conformity with information furnished by the Distributor to Farmers specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to Farmers or the Contract Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement.

         (b) The Distributor will likewise indemnify and hold harmless Farmers, each of its directors and officers and each person, if any, who controls Farmers within the meaning of the 1933 Act to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to Farmers by the Distributor specifically for use therein or for the Distributor's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of the Distributor's representations and warranties hereunder) and will reimburse Farmers and each such controlling person for any legal or other expenses reasonably incurred by Farmers or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                  Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 25 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 25 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this
                  Section 25. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

         In no event shall any party under this Agreement be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other party.

26. During the term of this Agreement and for five (5) years following the termination of this Agreement, neither Farmers, its affiliates, directors, officers, employees or agents nor the Distributor, its affiliates, directors, officers, employees or agents shall induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner (a) to lapse, terminate, surrender, exchange, or cancel his or her Contract, (b) to cease or discontinue making premium payments thereunder, or (c) to direct cash value or premium payments thereunder to any other financial product, unless such act is in response to an enactment of federal or state legislation, order or decision of any court or regulatory authority, or a change in circumstances that makes the Contracts or insurance contacts of that type (e.g., variable life insurance contracts) an unsuitable investment for existing Contract owners.

27. This Agreement shall be subject to the laws of the State of Washington and construed so as to interpret the Contracts as variable life insurance contracts written within the business operation of Farmers.

28. To the extent not otherwise provided herein, a senior officer of each party hereto (the "Requesting Party") or his or her designee shall have the right, upon reasonable notice to any other party hereto (the "Other Party"), during regular business hours, to audit all the records and practices of the Other Party relating to the business contemplated hereunder in order to determine whether such Other Party is complying with the terms of this Agreement, including the payment of commissions and fees, but such audits shall, under normal business circumstances, be conducted no more frequently than once per year.

         Distributor shall use best efforts to conduct any audit of Farmers' third party administrator in conjunction with Farmers' scheduled audit of such third party administrator. The Requesting Party shall have the right to copy any of such records at its expense. At its option, such audit may be conducted by the Requesting Party's own personnel or by a qualified independent auditor selected by it. The Requesting Party shall use best efforts to conduct each such audit in a manner that avoids any material disruption of the Other Party's business.

29. "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets of such party and any documentation of such, the terms of this Agreement and any "non-public personal information" related to "customers" or "consumers" as those terms are defined by the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's prior written consent. Notwithstanding the foregoing sentence, each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, affiliates, agents, subcontractors and employees solely to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by the GLB Act, the regulations promulgated thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, affiliates, agents, subcontractors and employees. The obligations in this Section 29 shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court, government agency or self regulatory organization of which a party is a member (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure),
         (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date between the parties hereto or (5) is otherwise rightfully received by a party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality with respect to the Confidential Information, such standard shall prevail over the provisions of Section 29 of this Agreement. Each party shall implement those safeguards necessary for the protection of consumers and customer records and information in accordance with the GLB Act, the regulations promulgated thereunder, and any applicable interpretive guidance or other applicable law. In addition, each party shall restrict access to customer information to those persons who need to know such information to discharge the duties and obligations set forth in this Agreement or as otherwise permissible by law or regulation.

30. This Agreement, along with any Attachment attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract owners and that such amendment be in writing and duly executed by officers of the undersigned parties.

31. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in a forum mutually agreed to by the Distributor and Farmers in accordance with the Commerical Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

32. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

33. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

34. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

35. If the Agreement terminates, the parties agree that Section 25 shall remain in effect after termination.

36. This Agreement supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement.

37. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

38. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed on the date first stated above.

                                    FARMERS NEW WORLD LIFE INSURANCE
                                    COMPANY

                                    By:    _____________________________________

                                    Name:  _____________________________________

                                    Title: _____________________________________

                                    FARMERS VARIABLE LIFE SEPARATE ACCOUNT A

                                    By:  FARMERS NEW WORLD LIFE
                                         INSURANCE COMPANY

                                    By:    _____________________________________

                                    Name:  _____________________________________

                                    Title: _____________________________________

                                    WM FUNDS DISTRIBUTOR, INC.

                                    By:    _____________________________________

                                    Name:  _____________________________________

                                    Title: _____________________________________

                                                                    ATTACHMENT A

Insurance Contracts

1. Farmers Accumulator VUL, a Flexible Premium Variable Life Insurance Policy

                                                                    ATTACHMENT B

                      WHOLESALING ACTIVITIES OF DISTRIBUTOR

1. Distribution of sales materials, newsletters and full service bulletins (subject to Section 12, hereof); and

2.       Assistance with the sales promotional activities with Retailers.

3. Training of sales staff and registered representatives of Retailers with respect to the features of the Policies.

4.       Pay commissions to Retailers.

                                                                    ATTACHMENT C

          ADMINISTRATIVE AND RECORD-KEEPING RESPONSIBILITIES OF FARMERS

1.       Contract Maintenance

         (a) File and obtain state approvals for the Contracts being issued, and any amendments thereof.

         (b) Notify the Distributor of the effective date for each state in which the Contracts become available for issue.

         (c) Customize and support state specific requirements where administratively feasible.

2.       Contract Servicing

         (a) Issue and maintain master records for Contracts applied for and accepted.

         (b)      Provide maintenance support for all Contract features:

                  (i) Purchase Payments (new issues, 1035 Exchanges, EFT, additions);

                  (ii) Withdrawals (systematic, partial, full, cancellations, and death claims);

                  (iii)    Exchanges among subaccounts, change of allocations;

                  (iv) Title Changes (beneficiary, ownership, name, assignments);

                  (v)      Dollar-Cost Averaging;

                  (vi)     Automatic Rebalancing.

3.       Customer Correspondence

         (a) Generate and provide various customer correspondence documents:

                  (i)      Contract (with appropriate riders and endorsements);

                  (ii)     Confirmations of financial transactions;

                  (iii) Quarterly statements of account activity and balances.

4.       Customer Service Functions

         (a) Provide a telephone staff or other medium to respond to customer inquiries that do not entail providing investment or broker-dealer advice.

         (b) Prepare and update service forms necessary to support the Contract.

         (c)      Respond to written inquiries from Contract owners.

         (d)      Coordinate complaint resolution (formal and informal).

5.       Compliance

         (a) Coordinate the printing and mailing of the following documents:

                  (i) Separate Account semiannual and annual reports, if any;

                  (ii)     Prospectus.

         (b) Coordinate proxy solicitations as outlined in the Participation Agreements with the funds that serve as underlying funding vehicles for the Contract.

         (c)      Prepare updates and regulatory filings as warranted.

         (d) Generate tax reporting for Contract owners as warranted by account activity.

         (e) Maintain appropriate books and records with regard to the Contract and the Separate Account pursuant to the 1940 Act.

6.       Financial

         (a) Calculate unit values on Business Days of the separate account.

         (b) Place trades with investment companies serving as underlying funding vehicles for the Contracts and settle such trades as defined in the Participation Agreement.

         (c) Prepare Separate Account semiannual and annual reports, if any.

7.       Licensing/Contracting and Compensation

         (a) Establish the initial record and perform ongoing maintenance for representatives appointed to sell the product.

         (b)      Arrange for payment of appointment fees.

8.       Reporting

         (a) Provide sales or other reports as mutually agreed upon by Farmers and the Distributor.

                                                                    ATTACHMENT D

                         APPLICABLE LAWS AND REGULATIONS

                           EFFECTIVE ________________

1. Securities Act of 1933

2. Securities Exchange Act of 1934

3. Investment Company Act of 1940

4. USA PATRIOT Act

5. Federal Violent Crime Control and Law Enforcement Act of 1994

6. Economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Asset Control ("OFAC")

                                                                    ATTACHMENT E

                               COMMISSION SCHEDULE
                            EFFECTIVE _____ __, 2003

This Commission Schedule is hereby incorporated in and made a part of the Distribution Agreement dated as of ___________ ___, 2003 ("Agreement") by and between Farmers New World Life Insurance Company ("Farmers") and WM Funds Distributor, Inc. (the "Distributor").

The following commission rates shall apply to Contracts issued by Farmers. Commissions are paid in respect of the aggregate purchase payments received and accepted by Farmers with complete application information and documentation as required by Farmers or as a subsequent purchase payment under a Contract after the Contract is in force. In addition, if an annual trail commission is applicable, it will be payable in monthly installments. The trail commission installment for each calendar month will be calculated based on contract value as of the end of such month. Trail commissions are not payable on any Contract that has been surrendered or under which a death benefit has been paid.

                          Farmers Accumulator (VUL II)
                              Distributor Allowance

In addition to the gross dealer concession (GDC) described below, an amount equal to 10% of first-year premium up to target will be paid to distributor at least annually.

                                GDC Compensation

-------------------------------------------------------------
   PRODUCT             YEAR       UP TO TARGET   ABOVE TARGET
-------------------------------------------------------------
VUL Accumulator            1          80%           3.2%
VUL Accumulator         2-10           4%             4%

* GDC% for Year 11+ is 2% for all plans, all premiums

                                                                    ATTACHMENT F

                    FUNDS COMPRISING FARMERS ACCUMULATOR VUL

[ ]  DEUTSCHE ASSET MANAGEMENT VIT FUNDS
         Equity 500 Index Fund - Class B Shares

[ ]  WM VARIABLE TRUST - CLASS 2 SHARES
     STRATEGIC ASSET MANAGEMENT PORTFOLIOS
         WM SAM Strategic Growth Portfolio
         WM SAM Conservative Growth Portfolio
         WM SAM Balanced Portfolio
         WM SAM Conservative Balanced Portfolio
         WM SAM Flexible Income Portfolio

[ ]  WM VARIABLE TRUST - CLASS 2 SHARES
     EQUITY FUNDS
         WM Equity Income Fund
         WM Growth & Income Fund
         WM West Coast Equity Fund
         WM Growth Fund
         WM Mid Cap Stock Fund
         WM Small Cap Stock Fund
         WM International Growth Fund

[ ]  WM VARIABLE TRUST - CLASS 2 SHARES
     FIXED-INCOME FUNDS
         WM Short Term Income Fund
         WM U.S. Government Securities Fund
         WM Income Fund
         WM Money Market Fund

                                                                    ATTACHMENT G

    DISTRIBUTOR'S RECORD KEEPING REQUIREMENTS UNDER RULE 17a-3 AND RULE 17a-4

         The following list sets forth Distributor's record keeping obligations under Section 9 of the Agreement.

1. Copies of confirmations of all purchases and sales related to the Contracts (17a-3(a)(8)).

2. All selling agreements and other agreements entered into by the Distributor and Farmers related to the Contracts (17a-4(b)(7)).